UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) On May 10, 2012, the Company held its 2012 Annual Meeting of Stockholders.

(b) The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities Exchange Commission on March 28, 2012. The results of the stockholder vote are as follows:

Proposal 1 — Election of a Director

The stockholders elected each of the following nominees to serve as a director to hold office until the 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Gregory B. Kenny	39,999,138	1,730,023	443,758	3,548,676
Gregory E. Lawton	39,278,657	2,450,504	443,758	3,548,676
Charles G. McClure, Jr.	39,753,731	1,975,430	443,758	3,548,676
Craig P. Omtvedt	40,193,418	1,535,743	443,758	3,548,676
Patrick M. Prevost	40,197,151	1,532,010	443,758	3,548,676
Robert L. Smialek	39,289,171	2,439,990	443,758	3,548,676
John E. Welsh, III	39,357,187	2,371,974	443,758	3,548,676

Proposal 2 — Ratification of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, to Audit General Cable’s 2012 Consolidated Financial Statements and Internal Controls Over Financial Reporting

The stockholders ratified the appointment of Deloitte & Touche LLP to audit the Company’s 2012 consolidated financial statements and internal controls over financial reporting.

For	Against	Abstain
44,105,395	946,640	225,802

Proposal 3 — Advisory Vote on Executive Compensation

The stockholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and the Summary Compensation Table contained in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Votes
36,073,314	5,402,576	253,271	3,548,676

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: May 11, 2012	By:	/S/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

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